UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 1, 2011, Global Cash Access Holdings, Inc. (the “Company”), together with its wholly-owned subsidiary Global Cash Access, Inc., entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as Administrative Agent, and the various lenders who are party thereto from time to time. The Credit Agreement establishes a senior secured credit facility consisting of a term loan facility pursuant to which Global Cash Access, Inc. can borrow up to $210 million and a revolving credit facility pursuant to which Global Cash Access, Inc. can borrow up to $35 million. The revolving credit facility includes provisions for the issuance of up to $10 million of letters of credit and up to $5 million in swingline loans. The Credit Agreement also contains an increase option permitting Global Cash Access, Inc. to arrange with existing lenders and/or new lenders for them to provide up to an aggregate of $50 million of additional term loan commitments subject to certain limitations and conditions set forth in the Credit Agreement.
All $210 million of available borrowings under the term loan facility were borrowed concurrent with the establishment of the senior secured credit facility. Once repaid, no amounts under the term loan facility may be reborrowed. In addition, $4 million of available borrowings under the revolving credit facility were borrowed concurrent with the establishment of the senior secured credit facility. Once repaid, amounts under the revolving credit facility may be reborrowed. Borrowings under the senior secured credit facility may be voluntarily prepaid under certain conditions. Mandatory repayment of borrowings under the senior secured credit facility are required from certain proceeds obtained by and certain cash flow generated by Global Cash Access, Inc.
All borrowings under the term loan facility mature in five (5) years. Borrowings under the term loan facility amortize in an amount equal to one percent (1%) of the aggregate principal amount of the term loans incurred concurrent with the establishment of the senior secured credit facility, payable in nineteen (19) equal quarterly installments. The remaining aggregate principal amount of the term loans, together with all borrowings under the revolving credit facility, is due and payable in full on March 1, 2016.
Borrowings under the senior secured credit facility bear interest at either (x) a specified base rate plus a 4.50% margin, or (y) LIBOR plus a 5.5% margin. The base rate minimum is 2.50% and the LIBOR minimum is 1.50%. Interest in respect of base rate loans is payable quarterly in arrears and interest in respect of LIBOR loans is payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest is also payable at the time of repayment of any loans and at maturity.
The senior secured credit facility is unconditionally guaranteed by the Company and each direct and indirect domestic subsidiary of the Company. All amounts owing under the senior secured credit facility are secured by a first priority perfected security interest in all stock, other equity interests and promissory notes owned by Global Cash Access, Inc. and the guarantors and a first priority perfected security interest in all other tangible and intangible assets owned by Global Cash Access, Inc. and the guarantors.

The Credit Agreement contains certain representations and warranties by the Company, Global Cash Access, Inc. and the guarantors, certain affirmative and negative covenants and certain financial covenants to be observed during the term of the senior secured credit facility. The Credit Agreement provides for the acceleration of the maturity of borrowings under the senior secured credit facility in the event of certain breaches of representations, warranties or covenants and in certain other events. The Credit Agreement also contains certain indemnification obligations of the Company, Global Cash Access, Inc. and the guarantors in favor of the lenders, the administrative agent and the lead arrangers of the facility.
In connection with the Credit Agreement, the Company and Global Cash Access, Inc. entered into an agency fee letter agreement with Deutsche Bank Trust Company Americas pursuant to which the Company and Global Cash Access, Inc. are obligated to pay certain fees to Deutsche Bank Trust Company Americas as the administrative agent under the Credit Agreement. Also in connection with the Credit Agreement, the Company and Global Cash Access, Inc. entered into an engagement letter with Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, N.A. pursuant to which the Company and Global Cash Access, Inc. are obligated to pay certain fees to Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC as lead arrangers of the senior secured credit facility. Global Cash Access, Inc. is party to a Contract Cash Solutions Agreement, dated November 12, 2010 with Wells Fargo Bank, N.A. pursuant to which Wells Fargo Bank, N.A. provides to Global Cash Access, Inc. certain currency needed for the dispensing requirements of Global Cash Access, Inc.’s automated teller machines and other cash access devices.
The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
In connection with the establishment of the senior secured credit facility pursuant to the Credit Agreement, Global Cash Access, Inc. provided notice to The Bank of New York Mellon Trust Company, N.A. as the trustee under the Indenture, dated as of March 10, 2004 (the “Indenture”) relating to Global Cash Access, Inc.’s 8 3/4% senior subordinated notes due 2012 (the “Senior Subordinated Notes”) of Global Cash Access, Inc.’s exercise of rights to satisfy and discharge its obligations under the Senior Subordinated Notes. The aggregate principal amount of the outstanding Senior Subordinated Notes is $127,750,000. On March 1, 2011, Global Cash Access, Inc. irrevocably deposited into trust with the Trustee an aggregate of $133,711,666 in cash to pay and discharge the entire indebtedness on the Senior Subordinated Notes on March 27, 2011.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Document

10.1
Credit Agreement, dated March 1, 2011, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent, and the various lenders who are party thereto from time to time

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: March 2, 2011	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Document

10.1
Credit Agreement, dated March 1, 2011, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent, and the various lenders who are party thereto from time to time